ETF Opportunities Trust 485BPOS

EXHIBIT 99.(d)(16)

AMENDMENT NO. 1 TO
MANAGEMENT AGREEMENT

TUTTLE CAPITAL MANAGEMENT, LLC

This Amendment No. 1 (this “Amendment”) to the Management Agreement (the “Original Agreement”) dated as of 18 March 2025 between T-REX (Cayman) Portfolios SPC (the “Fund”), on behalf of each Segregated Portfolio listed on Appendix A to the Original Agreement (each a “Segregated Portfolio” and collectively, the “Segregated Portfolios”), and Tuttle Capital Management, LLC, a Delaware limited liability company with its principal place of business in Riverside, Connecticut, (referred to herein as “Tuttle Capital”), is effective as of 17 July, 2025. All capitalized terms used and not otherwise defined shall have the meanings set forth in the Original Agreement.

WITNESSETH:

WHEREAS, the Fund, on behalf of each Segregated Portfolio, and Tuttle Capital entered into the Original Agreement pursuant to which Tuttle Capital provides certain management and investment advisory services to the Fund, for and on behalf of the Segregated Portfolios;

WHEREAS, Sections 6 and 12 of the Original Agreement permit the Original Agreement including the Appendix A thereto to be amended upon the mutual agreement in writing by the parties thereto where such amendment is not a material amendment;

WHEREAS, the names of certain of the Segregated Portfolios have been changed since the date of the Original Agreement (the “Name Changes”);

WHEREAS, the parties hereto desire to amend and restate Appendix A to the Original Agreement to reflect the Name Changes.

NOW THEREFORE, the General Partner and Tuttle Capital hereby agree to amend the Original Agreement as follows:

NOW THEREFORE, the Fund, on behalf of each Segregated Portfolio, and Tuttle Capital hereby agree to amend the Original Agreement as follows:

1.	Appendix A to the Original Agreement is hereby amended and restated in its entirety as attached hereto.

2.	Save as amended by this Amendment, the Original Agreement shall remain in full force and effect.

This Amendment may be execute in any number of counterparts all of which when taken together shall constitute one and the same agreement and any party may enter into this Amendment by executing any such counterpart. After exchange, each counterpart will be an original and all of the counterparts together will constitute the same document.

This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the proper law of the Original Agreement.

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The parties hereto have caused this Amendment to be executed by their duly authorized signatories on the day and year first above written.

TUTTLE CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew Tuttle
Name: Matthew Tuttle
Title: Chief Executive Officer and Chief Investment Officer

T-REX (CAYMAN) PORTFOLIOS SPC
FOR AND ON BEHALF OF EACH SEGREGATED PORTFOLIO LISTED ON APPENDIX A HERETO

By:	/s/ Mary Lou Ivey
Name: Mary Lou Ivey
Title: Director

APPENDIX A

Fund	Segregated Portfolio
T-REX 2X Long XRP Daily Target ETF	T-REX 2X Long XRP Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long Solana Daily Target ETF	T-REX 2X Long Solana Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long Trump Daily Target ETF	T-REX 2X Long Trump Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long Litecoin Daily Target ETF	T-REX 2X Long Litecoin Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long DOGE Daily Target ETF	T-REX 2X Long DOGE Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long Bonk Daily Target ETF	T-REX 2X Long Bonk Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long BNB Daily Target ETF	T-REX 2X Long BNB Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long Cardano Daily Target ETF	T-REX 2X Long Cardano Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long Chainlink Daily Target ETF	T-REX 2X Long Chainlink Daily Target (Cayman) Portfolio S.P.
T-REX 2X Long SUI Daily Target ETF	T-REX 2X Long SUI Daily Target (Cayman) Portfolio S.P.
Tuttle Capital No Bleed Tail Risk ETF	Tuttle Capital No Bleed Tail Risk (Cayman) Portfolio S.P.